SMFStreicher Mobile Fueling, Inc.                    Exhibit 99.1
800 West Cypress Creek Road, Suite 580
Fort Lauderdale, Florida 33309

NEWS RELEASE

Contact:	Richard E. Gathright Chairman and Chief Executive Officer 954-308-4200	Peter Seltzberg Cameron Associates, Inc. 212-245-8800

STREICHER ANNOUNCES NEW SENIOR OFFICER

Ft. Lauderdale, FL, April 7, 2005 - STREICHER MOBILE FUELING, INC. (NASDAQ: FUEL and FUELW) (the “Company”), a leading energy and transportation logistics company, today announced the appointment of Richard G. Greece as the Company’s Vice President of Accounting, Chief Accounting Officer and Controller.

Greece, a CPA, brings to the Company over 27 years of accounting and finance experience in the energy, telecommunications, manufacturing and leasing industries with public and private companies. Most recently, he was President of Accounting & Consulting Solutions, Inc. providing accounting, financial and business advisory services to mid-size companies and public accounting firms. His previously experience includes serving as Vice President and Controller of Orius Corporation, a telecommunications infrastructure provider; executive positions with the Elliott Company, a manufacturer of technologically advanced turbine and compressor equipment for the oil, gas and petrochemical industry; senior management positions with LDI Corporation, a publicly held finance and leasing company; and management and accounting positions with Alltel Corporation, a publicly held telecommunications company.

Richard E. Gathright, the Company’s Chairman and CEO commented, “As the Company continues to pursue acquisitions to achieve the objectives of its growth and diversification plan, adding a professional with Rick’s abilities to our senior management team, and his assumption of important integration responsibilities, is vital to the Company’s success. Rick is a seasoned, senior level accounting and financial executive with a broad range of experience, particularly in connection with the effective hands-on integration of accounting, reporting and internal control systems related to the acquisition of companies and the assets of operating divisions. He will make immediate and substantial contributions in the areas of day-to-day accounting, public financial reporting procedures, information technology processes and internal control systems, including those necessary to comply with the increasing requirements of the Sarbanes-Oxley Act.”

About Streicher Mobile Fueling, Inc.

The Company provides integrated out-sourced energy and transportation logistics to the trucking, construction, energy, chemical and government service industries. It offers commercial mobile and bulk fueling, lubricant and fuel management services for vehicle and equipment fleets, as well as short and long distance specialized heavy and ultra-heavy hauling transportation and fueling services. Its energy solutions and fueling alternatives which include the use of the Company’s proprietary electronic fuel tracking system assist fleet managers in containing the cost of operating their equipment, and alleviate security and environmental concerns associated with off-site refueling and on-site storage. The Company conducts operations from 20 locations serving metropolitan markets in California, Florida, Georgia, Maryland, North Carolina, Pennsylvania, Tennessee, Texas, Virginia and Washington, D.C.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. For example, predictions or statements of belief or expectation concerning the future diversification or expansion plans of the Company are “forward looking statements” which should not be relied upon. Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time. Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company. Although management believes that the assumptions reflected in such forward-looking statements are reasonable, actual results could differ materially from those projected. There are numerous risks and uncertainties which could cause actual results to differ from those anticipated by the Company, including but not limited to those cited in the “Certain Factors Affecting Future Operating Results” section of the Company’s Form 10-K for the year ended June 30, 2004.